UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017

APT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181597	No. 99-0370904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 Montgomery Street, 11th Floor San Francisco, CA	94111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 200-1105

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01.Paying Debt created by an earlier Material Definitive Agreement.

On November 20, 2014, the Company received $5,000 by way of an unsecured short-term loan from a non-related party for a term of nine months at 10% interest due upon repayment. The note payable and accrued interest was scheduled to be repaid on May 21, 2015. The Company was successful in obtaining an extension until December 31, 2015 upon making an interim renewal payment of $400. As of April 30, 2018, the principal of the note, being $5,000.00 was repaid by wire transfer to FALMOUTH STREET HOLDINGS, LLC.

On July 7, 2018 the entire calculated interest due on the note as of April 30, 2018 was repaid upon wiring $1,800.00. This sum was paid against the outstanding balance of the interest we calculated at $1,725.00. We notified the note holder of our payment at this time and have asked for detailed statements.

As of September 14, 2018, APT Systems, Inc. has further paid miscellaneous interest charges and fees of $246.64 and considers our obligation as retired. The lender continues to demand additional payments, in an amount not to exceed $2,000.00, which remains in dispute.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APT SYSTEMS, INC (Registrant)

By:	/s/ Carl Hussey
Name:	Carl Hussey
Title:	Director and Corporate Treasurer

Dated: September 14, 2018